EXHIBIT 2.(ii)
                                 --------------

                          AGREEMENT AND PLAN OF MERGER
                          ----------------------------

          This AGREEMENT AND PLAN OF MERGER is made and entered into as of July 15, 1997 by and among LASERSIGHT INCORPORATED, a Delaware corporation ("LaserSight"), PHOTOMED ACQUISITION, INC., a Delaware corporation ("Newco"), PHOTOMED, INC., a Pennsylvania corporation (the "Company"), FREDERIC B. KREMER, M.D. ("Kremer"), LINDA KREMER ("LK"), ROBERT SATALOF, Trustee for Alan Stewart Kremer, u/t/d December 27, 1991 ("ASK"), and ROBERT SATALOF, Trustee for Mark Adam Kremer, u/t/d December 27, 1991 ("MAK" and collectively with Kremer, LK and ASK, the "Shareholders").

                                    RECITALS
                                    --------

          A. The Company has developed a refractive laser which is utilized to perform LASIK procedures (the "Kremer Laser") and in connection therewith the Company has submitted a request to the United States Food and Drug Administration (the "FDA") for pre-market approval to manufacture the Kremer Laser (the "PMA").

          B. LaserSight desires to acquire all of the issued and outstanding shares of the Company's common stock, no par value per share ("Company Common Stock") by means of a merger (the "Merger") of the Company with and into Newco (with Newco being the surviving corporation), pursuant to which the Shareholders shall receive shares of stock of LaserSight.

          C. For federal income tax purposes, it is intended that the Merger shall qualify as a reorganization within the meaning of Section 368(a) of the Internal Revenue Code of 1986, as amended (the "Code").

          D.  The  Company  and   LaserSight   each   desires  to  make  certain
representations, warranties and agreements in connection with the Merger and also to prescribe various conditions thereto.

          THEREFORE, the parties agree as follows:

SECTION 1.  THE MERGER

          1.1 The Merger. Upon the terms and subject to the conditions hereof, and in accordance with the provisions of the Pennsylvania Business Corporation Law of 1988, as amended (the "PA Act"), and the Delaware General Corporation Law, as amended (the "DE Act") the Company shall be merged with and into Newco as soon as practicable after satisfaction or waiver of the conditions set forth in Article VI. Following the Merger, the separate existence of the Company shall cease, and Newco shall continue as the surviving corporation in the Merger (the "Surviving Corporation"). The Company and Newco are sometimes herein collectively referred to as the "Constituent Corporations".

          1.2 Effect of the Merger. The Merger shall have the effects set forth in the PA Act and the DE Act. From and after the Effective Time (as defined below), the Surviving Corporation shall be a wholly-owned subsidiary of LaserSight.

          1.3 Articles of Incorporation of the Surviving Corporation. At the Effective Time and without any further action on the part of the Constituent Corporations, the Articles of Incorporation of Newco, as in effect immediately prior to the Effective Time, shall be the Articles of Incorporation of the Surviving Corporation until duly amended or repealed as provided therein or as otherwise provided by law.

          1.4 Bylaws of the Surviving Corporation. At the Effective Time and without any further action on the part of the Constituent Corporations, the Bylaws of Newco, as in effect immediately prior to the Effective Time, shall be the Bylaws of the Surviving Corporation until duly amended or repealed as provided therein or as otherwise provided by law.

          1.5 Board of Directors and Officers of the Surviving Corporation. At the Effective Time and without any further action on the part of the Constituent Corporations, the directors and the officers of Newco immediately prior to the Effective Time shall be the directors and initial officers of the Surviving Corporation, respectively, each of such directors and officers to hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

          1.6 Effective Time of the Merger. The Constituent Corporations will cause (i) articles of merger related to the Merger of the Company into Newco (the "Articles of Merger") and such other documents as are required by the PA Act to be duly filed with the Pennsylvania Secretary of State, and (ii) a certificate of merger related to the Merger of the Company into Newco (the "Certificate of Merger") and such other documents as are required by the DE Act to be duly filed with the Delaware Secretary of State, both prior to 4:00 p.m. eastern time on the Closing Date (as hereinafter defined), provided that the conditions set forth in Article VI have been satisfied or waived. The Merger shall become effective upon the filing of the Articles of Merger and Certificate of Merger and such other documents as are required by the PA Act and the DE Act to be filed (the time of the later of such filings being the "Effective Time").


SECTION 2.  CONVERSION OF COMPANY COMMON STOCK

          2.1 Conversion of Capital Stock. As of the Effective Time, by virtue of the Merger and without any action on the part of the holders of the capital stock of the Constituent Corporations:

          (a) Cancellation of Treasury Stock. All shares of Company Common Stock that are owned directly or indirectly by the Company ("Treasury Company Common Stock"), shall be canceled, and no consideration shall be delivered in exchange therefor.

          (b) Conversion of the Company Common Stock. Subject to Section 2.8, each issued and outstanding share of the Company Common Stock, other than Treasury Company Common Stock, shall be converted into, or become exchangeable for, the number of shares of validly issued, fully paid and nonassessable common stock, $.001 par value, of LaserSight ("LaserSight Common Stock") equal to the Company Conversion Ratio (as defined herein). For purposes of this Agreement, "Company Conversion Ratio" means a fraction, the numerator of which is equal to the number resulting from dividing (i) $2,750,000.00, by (ii) the average closing price of a share of LaserSight Common Stock for the 10 day period immediately preceding the Closing, and the denominator of which is equal to the number of shares of Company Common Stock issued and outstanding immediately prior to the Effective Time. The total number of shares of LaserSight Common Stock issued to the Shareholders pursuant to this Section 2.1(b) shall be referred to herein as the "Closing Shares." The Closing Shares will be allocated among the Shareholders based on their percentage ownership interest in the Company immediately prior to the Effective Time.

          2.2 Additional Consideration.

          (a) FDA Approval. If (i) the FDA panel which has been assigned to review the PMA recommends the PMA application substantially in the form attached hereto as Exhibit A (the "Panel Approval") or as amended as contemplated by this Agreement or in a form acceptable to LaserSight, and if the FDA approves the PMA in such a form that would allow LaserSight or its designee to (A) commercially manufacture a refractive laser modeled after the Kremer Laser, or a modification of a laser manufactured by LaserSight, which is approved to correct myopia, and
(B) commercially sell such laser within the United States without restrictions which are materially greater than those restrictions imposed by the FDA as of the date of this Agreement on excimer lasers which are currently sold within the United States by Summit Technology, Inc. and Visx Incorporated (collectively, the "FDA Approval"), or (ii) LaserSight receives the FDA Approval, whether or not LaserSight has received Panel Approval, then within 10 business days after receiving the FDA Approval LaserSight shall pay the Shareholders, based on their respective ownership interests in Company immediately prior to the Effective Time, the total amount of $1,750,000.00. Such amount will be paid via wire transfer of immediately available funds to an account or accounts designated by Kremer as agent for himself and the other shareholders of the Company.

          (b) Unwind. If FDA Approval, as contemplated by Section 2.2(a), is not obtained prior to the date which is 12 months immediately after the Closing Date, then LaserSight may extend the deadline for receiving FDA Approval to such other date or dates thereafter that LaserSight may establish in its sole discretion from time to time, provided that (i) in no event may LaserSight extend such date if Panel Approval is not obtained on or prior to the date which is 12 months immediately after the Closing Date, (ii) in no event may LaserSight extend such date beyond the date which is nine months immediately after the date of the Panel Approval, and (iii) in no event will LaserSight be able to extend such date if LaserSight is then in material breach of its obligations pursuant to Section 6.5. For purposes hereof, "Termination Date" shall mean either (i) the date which is 12 months immediately after the Closing Date, or (ii) the later date established by LaserSight pursuant to the preceding sentence. Upon the Termination Date LaserSight will have no further obligation under this Agreement (except for its obligation to transfer the PMA Assets (as defined herein) pursuant to this Section 2.2(b) and except for those indemnification obligations contained in Section 8 which are to survive the termination of this Agreement), including, without limitation the obligation to make any payments to Company or the Shareholders.

          Within two business days after the Termination Date the Shareholders agree to pay LaserSight liquidated damages in the amount of that number of shares of LaserSight Common Stock which results from multiplying the total number of the Closing Shares by 63.6363% (the "Unwind Shares"). This payment does not represent a penalty but represents the parties' good faith estimate of damages and costs which will be incurred by LaserSight as a result of the failure to obtain the contemplated FDA Approval. Simultaneously with the Shareholders' delivery of the Unwind Shares to LaserSight, LaserSight and/or its transferee(s) shall transfer to Kremer all of LaserSight's and/or its transferee(s)' right, title and interest in the PMA Assets (as defined herein) then in LaserSight's and/or its transferee(s)' possession, such transfer will be made free and clear of any liens or other encumbrances and will be evidenced by a bill of sale which will contain representations and warranties which are customarily contained in asset transfer agreements. The parties agree to execute such additional agreements and documents as may be reasonably requested by LaserSight or the Shareholders, as applicable, in order to carry out the requirements of this Section 2.2(b). If LaserSight transfers the PMA Assets to a third party prior to the Termination Date (i) LaserSight will require such third party to assume LaserSight's obligations under this Agreement (including, without limitation, its obligation to require any transferee of any transferee to assume LaserSight's obligations under this Agreement), (ii) LaserSight will act as surety guaranteeing that such third party will satisfy LaserSight's obligations under this Agreement (such surety to be in a form reasonably satisfactory to the Shareholders), and (iii) the terms of such transfer will provide that the Unwind Shares will be paid to the transferee of the PMA Assets.

          (c) Hyperopia Approval. If (i) the FDA Approval is granted, and (ii) a laser manufactured by LaserSight is subsequently approved by the FDA for general commercial use for the treatment of hyperopia (the "FDA Hyperopia Approval"), then within 30 days after the date of the FDA Hyperopia Approval LaserSight will pay to the Shareholders that number of shares of LaserSight Common Stock which results from dividing (A) $1,000,000.00, by (B) the average closing price of a share of LaserSight Common Stock for the 10 day period immediately preceding the date of the FDA Hyperopia Approval. The shares of LaserSight Common Stock issued pursuant to this Section 2.2(c) shall be referred to herein as the "Hyperopia Shares". The Hyperopia Shares will be allocated among the Shareholders based on their percentage ownership interest in the Company immediately prior to the Effective Time. Except for those indemnification obligations contained in
Section 8 which are to survive the termination of this Agreement, LaserSight will have no obligation pursuant to this Section 2.2(c) if the FDA Hyperopia Approval is obtained after the Termination Date.

          (d) Scanning Laser Approval. If on or prior to April 1, 1998 (i) the FDA Approval is granted, and (ii) as a result of or in connection with the FDA Approval, the FDA grants final approval to the commercial sale within the United States of LaserSight's refractive laser which is currently in clinical trials (the "FDA Scanning Approval"), then LaserSight will pay the Shareholders $1,000,000.00. If such approval is received after April 1, 1998 but prior to January 1, 1999 then LaserSight shall pay the Shareholders $1,000,000.00 less the number resulting from multiplying $3,663.00 by the number of days which have elapsed since April 1, 1998. If such approval is granted after January 1, 1999 then there shall be no payment due pursuant to this Section 2.2(d). The amount payable pursuant to this Section 2.2(d) shall be referred to as the "Scanning Payment Amount." LaserSight shall use all reasonable efforts to obtain the FDA Scanning Approval prior to April 1, 1998.

          The Scanning Payment Amount shall be paid within 30 days after the date the FDA Scanning Approval is obtained by wire transferring, in immediately available funds, the Scanning Payment Amount to an account or accounts designated by Kremer as agent for the Shareholders. The Scanning Payment Amount will be allocated among the Shareholders based on their percentage ownership interest in the Company immediately prior to the Effective Time. Except for those indemnification obligations contained in Section 8 which are to survive the termination of this Agreement, LaserSight will have no obligation pursuant to this Section 2.2(d) if the FDA Scanning Approval is obtained after the Termination Date.

          2.3 Limitation on the Number of Shares. Notwithstanding Section 2.2, in no event will LaserSight be required to issue LaserSight Common Stock pursuant to such Section in an amount which would (i) result in LaserSight's violation of any applicable rule or regulation promulgated by the Securities and Exchange Commission, the NASDAQ Stock Market or such other securities exchange or national market system on which LaserSight Common Stock is then listed, or
(ii) affect LaserSight's ability to have LaserSight Common Stock listed or sold on the NASDAQ Stock Market or such other securities exchange or national market system on which LaserSight Common Stock is then listed. If the number of shares of LaserSight Common Stock to be issued pursuant to Section 2.2 is limited by this Section 2.3 then LaserSight shall issue the maximum number of shares of LaserSight Common Stock which may be issued, subject to the limitations in this
Section 2.3, and shall pay the balance of any amounts owed in cash.

          2.4 Status of Newco Stock. At the Effective Time, by virtue of the Merger and without any action on the part of any holder of any capital stock of Newco, each issued and outstanding share of common stock of Newco shall continue unchanged and remain outstanding as a share of common stock of Newco.

          2.5 Payment Exchange of Certificates. At Closing the Company shall deliver to LaserSight the certificates representing all of the issued and outstanding shares of capital stock of the Company, duly endorsed in blank for transfer or accompanied by appropriate stock powers duly executed in blank. In exchange for the delivery of such certificates, LaserSight shall deliver to the Shareholders the consideration as described in Section 2.1. LaserSight shall have no obligation to deliver the consideration described in Section 2.1 except to the extent that Shareholders have caused certificates representing all of Company Common Stock (or affidavits of lost certificate in form and substance reasonably acceptable to LaserSight, if applicable) to be tendered to LaserSight.

          2.6 No Further Ownership Rights in Company. At and after the Effective Time, each holder of shares of Company Common Stock immediately prior to the Effective Time shall cease to have any rights as a stockholder of the Company, except for the right to surrender such Shareholder's certificates in exchange for receipt of the consideration described in Section 2.1, and after the Effective Time, no transfer of shares of Company Common Stock which were outstanding immediately prior to the Effective Time shall be made on the stock transfer books of the Company.

          2.7 Transfer of LaserSight Common Stock. All LaserSight Common Stock issued and delivered pursuant to this Agreement will be authorized but previously unissued shares of LaserSight's Common Stock which have not been registered under the Securities Act of 1933, as amended (the "Securities Act"). Unless and until otherwise permitted by this Agreement, each certificate of LaserSight Common Stock issued pursuant to this Agreement shall be stamped or otherwise imprinted with a legend in substantially the following form:

               "These shares have not been registered under the Securities Act of 1933 and may not be offered for sale, sold, pledged or otherwise disposed of except pursuant to an effective registration statement under such Act or pursuant to an exemption from the registration requirements of such Act. Further, any such offer, sale, pledge or transfer is subject to the conditions specified in an Agreement and Plan of Merger dated as of July 15, 1997 ("Agreement") delivered in connection with the issuance of such shares by LaserSight Incorporated, a copy of which Agreement will be furnished to the holder hereof upon request and without charge."

          2.8 Fractional Shares. No fraction of a share of LaserSight Common Stock will be issued; therefore, when calculating the number of shares to be issued pursuant to this Agreement LaserSight shall round to the nearest whole number, with .500 and greater being rounded up to the next whole number, and anything less than .500 being rounded down to the next whole number.


SECTION 3.  CLOSING.

          3.1. Closing. The closing of the transactions contemplated by this Agreement (the "Closing") shall take place on July 15, 1997 if the conditions set forth in Section 6 have been satisfied, or as soon thereafter as such conditions have either been satisfied or waived by the party benefiting from such conditions, at the offices of Sonnenschein, Nath & Rosenthal, One Metropolitan Square, Suite 3000, St. Louis, Missouri or at such other place as the parties shall agree, and shall be effective as of the Effective Time (the "Closing Date"). At the Closing:

          (a) The Company shall deliver to LaserSight the following:

               (i) all certificates representing the Closing Shares; and

               (ii) all other previously  undelivered  documents  required to be delivered by the Company to LaserSight at or prior to the Closing pursuant to the terms of this Agreement.

          (b) LaserSight shall deliver or cause to be delivered to the Company or the Shareholders the following:

               (i) a copy of the letter sent via facsimile on the Closing Date to LaserSight's transfer agent instructing that the Closing Shares be issued and delivered to Kremer at the address set forth in Section 9.6 hereof (the "Transfer Agent Letter"); and

               (ii) all other previously undelivered documents required to be delivered by LaserSight to the Company or the Shareholders at or prior to the Closing pursuant to the terms of this Agreement.


SECTION 4.  REPRESENTATIONS, WARRANTIES AND COVENANTS OF
            COMPANY.

          The Company and the Shareholders hereby jointly and severally represent and warrant to LaserSight as of the Closing Date as follows. In connection with the following representations and warranties, to the extent any representation or warranty is made "to the best of the Company's knowledge" such phrase shall mean the actual knowledge of Kremer.

          4.1 Organization and Qualification. The Company is a corporation duly organized, validly existing and in subsistence under the laws of the state of Pennsylvania and has all requisite corporate power and authority to own its properties and assets and to conduct its business as now conducted. The Company is duly qualified to do business in each jurisdiction in which the character or location of the properties owned or leased by the Company or the nature of the business conducted by the Company makes such qualification necessary, except where the failure to so qualify would not have a material adverse effect upon the Company.

          4.2 Capitalization of the Company. The authorized capital stock of the Company consists of 1,000 shares of common stock, no par value, of which 100 shares are issued and outstanding and owned of record and beneficially by the Shareholders. All of the Company Common Stock has been duly authorized and validly issued, and is fully paid and non-assessable. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any of the Company Common Stock. The Shareholders have, and will have at the Closing, valid and legal title to all of the Company Common Stock, and shall deliver the Company Common Stock to LaserSight at the Closing, free and clear of any liens, claims, charges, security interests or other legal or equitable encumbrances, limitations or restrictions of any kind or nature whatsoever.

          4.3 Subsidiaries and Equity Investments. The Company does not have any subsidiaries, nor does the Company have any, direct or indirect, investment interest in any entity, nor does the Company have, or pursuant to any agreement have the right to acquire at any time by any means, directly or indirectly, an equity interest or investment in any corporation, partnership, joint venture or other entity.

          4.4 Authorization. The Company has full corporate power and authority to execute and deliver this Agreement and all other agreements contemplated hereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and all other agreements contemplated hereunder by the Company, the performance by the Company of its obligations hereunder and thereunder, and the consummation by the Company of the transactions contemplated hereby and thereby, have been duly authorized by the unanimous vote of both the Company's Board of Directors and the Company's shareholders. No other action on the part of the Company is necessary to authorize the execution and delivery of this Agreement or the consummation of the transactions contemplated hereby. This Agreement and all other agreements contemplated hereby have been duly and validly executed and delivered by the Company and, assuming this Agreement and the agreements contemplated hereby constitute valid and binding obligations of LaserSight, will constitute a valid and binding obligation of the Company enforceable against the Company in accordance with each agreement's terms, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefor may be brought.

          4.5 No Violation. Neither the execution, delivery nor the performance by the Company of this Agreement and all other agreements contemplated hereunder violates or will violate any provision of any material law, of any order, judgment or decree of any court or other governmental or regulatory authority, or of the charter documents of the Company, nor violates or will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which the Company is a party or by which it is bound or to which any of its properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of the Company.

          4.6 Consents and Approvals. Other than filing the Articles of Merger with the Secretary of State of Pennsylvania, no consent, waiver, authorization, or approval of any governmental or regulatory authority, domestic or foreign, or of any other person, firm or corporation, and no declaration to or filing or registration with any such governmental or regulatory authority, is required in connection with the execution and delivery of this Agreement by the Company or the performance by the Company of its obligations hereunder.

          4.7 Litigation. Except as set forth on Schedule 4.7, there are no claims, actions, suits, proceedings, disputes or investigations pending or, to the best of the Company's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against the Company involving, affecting or relating to any assets, properties or operations of the Company or the transactions contemplated by this Agreement. Except as set forth on Schedule 4.7, neither the Company nor any of its assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator, which affects the assets, properties, operations, prospects, net income or financial condition or which would interfere with the transactions contemplated by this Agreement.

          4.8 Financial Statements. The Shareholders and the Company have heretofore furnished to LaserSight copies of the unaudited internal financial statements (the "Balance Sheet") of the Company as of July 14, 1997 (the "Balance Sheet Date"), copies of which are attached hereto as Schedule 4.8 (such financial statements being hereinafter referred to as the "Financial Statements"). The Financial Statements (a) present fairly the financial position and results of operations of the Company as of such dates, and (b) are complete and correct in all material respects and in accordance with the books of account and records of the Company. Adequate records exist and are on the Company's premises or otherwise available which support and document the information reflected in the Financial Statements. As of the Balance Sheet Date, and as of the Closing Date, the Company shall have no liabilities which should be reflected on the Financial Statements in accordance with generally accepted accounting principles, other than, (i) liabilities, whether contingent or otherwise, specifically described in this Agreement or on any Schedule to this Agreement, or (ii) liabilities related to those claims to which the Company or Kremer have no knowledge.

          4.9 Tax Matters. All tax and information returns required to have been filed by the Company with the United States of America, all state and local government authorities and all foreign jurisdictions have been duly filed and each such return in all material respects reflects the income, franchise, property, sales, use, value-added, withholding, excise, capital or other tax liabilities and all other information required to be reported thereon. The Company has paid all income, franchise, business, property, sales, use, value-added, withholding, payroll, excise, capital and other taxes shown to be due and payable on said returns, and all penalties, assessments or deficiencies of every nature and description. The income tax returns of the Company have not been audited by any federal, state or local tax authority or agency. No consent extending any statute of limitations applicable to the Company has been filed by the Shareholders or the Company with respect to any tax liability for any year.

          4.10 Absence of Undisclosed Liabilities. The Company has no outstanding claims, liabilities or indebtedness, contingent or otherwise, except as set forth in the Financial Statements, other than liabilities incurred subsequent to the Balance Sheet Date in the ordinary course of business not involving borrowings by the Company, possible contingent liabilities as specifically described in this Agreement or on any Schedule to this Agreement, liabilities related to claims to which the Company or any of the Shareholders have no knowledge and liabilities for professional fees incurred in connection with this transaction as contemplated in this Agreement, which, other than contingent liabilities as specifically described in this Agreement or on any Schedule to this Agreement and claims of which the Company or any of the Shareholders have no knowledge, will be paid by the Company at or prior to the Closing. Except as shown in the Financial Statements, the Company is not directly or indirectly liable upon or with respect to (by discount, repurchase agreements or otherwise), or obligated in any other way to provide funds in respect of, or to guarantee or assume, any debt, obligation or dividend of any person, except endorsements in the ordinary course of business in connection with the deposit of items for collection.

          4.11 Interests in Real and Personal Property. The Company does not own any real property. The Company is not a party to or bound by any lease or other similar agreement related to real or personal property.

          4.12 Assets. The Company has good, valid and legal title to all of its personal properties and assets (tangible and intangible), including, without limitation, all the properties and assets reflected in the Financial Statements, in each case subject to no encumbrance, lien, charge or other restriction of any kind or character; provided, however, a partnership known as Pillar Point Partners, has claimed that the Kremer Laser (and the know-how related thereto) infringes upon its patent. As a result of the Merger, LaserSight will have good, valid and legal title to and, subject to the claims of Pillar Point Partners described in the prior sentence and potential infringement claims of other persons or parties, will have unconditional rights of ownership in (i) the PMA,
(ii) all know-how and confidential technical information related to the PMA, including, all books, records, files, plans, specifications and other information related to the PMA or utilized in developing the PMA, and (iii) all know-how and confidential technical information related to the Kremer Laser, including all books, records, files, plans, specifications and other information related to the Kremer Laser (collectively, the "PMA Assets"). The Company and Kremer represent and warrant that other than the assets of the Company to be distributed immediately prior to the Merger pursuant to the terms of this Agreement, the PMA Assets constitute all know-how, books, records, files, plans, specifications and other information developed by or utilized by the Company, Kremer or any third party in connection with the development of the Kremer Laser and the preparation of the PMA.

          4.13 Third-Party Rights. The Company has not granted any license, right or option in or to any of its assets.

          4.14 Intangible Assets. Set forth in Schedule 4.14 hereto is a true and correct list of all United States and foreign trademarks, service marks, trade names, patents and copyrights (either registered, applied for, or common law) owned by, registered in the name of, licensed to, or used in the business of the Company (the "Intangible Assets"). To the best of the Company's knowledge, except as set forth in Schedule 4.14, there is no restriction affecting the Company's use of any of the Intangible Assets, and no license has been granted with respect thereto. Except as set forth in Schedule 4.14, the Company has not received notice and is not aware of any challenge to the Company's use of the Intangible Assets. Except as set forth in Schedule 4.14, each of the Intangible Assets is not involved in any pending or, to the best of the Company's knowledge, threatened administrative or judicial proceeding, and, to the best of the Company's knowledge, does not conflict with any rights of any other person, firm or corporation.

          4.15 Contracts. Set forth in Schedule 4.15 hereto is a list of all written contracts, agreements, documents and other instruments to which the Company is a party and which in the aggregate provide for the expenditure of at least $2,500 (the "Material Contracts"). To the Company's actual knowledge, each Material Contract is valid, binding and enforceable against the parties thereto in accordance with its terms, and in full force and effect on the date hereof, except to the extent that such enforcement may be subject to applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally. The Company has performed all material obligations required to be performed by it to date under, and is not in default in respect of, any Material Contract, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. To the Company's knowledge, no other party to any Material Contract is in default in respect thereof, and no event has occurred which, with due notice or lapse of time or both, would constitute such a default. True and complete originals or copies of all of the Material Contracts have been delivered to Parent by the Company. The Company has no Material Contracts related, directly or indirectly, to the operation of its business or its assets which is not in writing.

          4.16 Employee Plans and Contracts. The Company does not have any employee benefit plans, as defined by Section 3(3) of the Employee Retirement Income Security Act of 1974, as amended ("ERISA").

          4.17 Insurance. Set forth in Schedule 4.17 hereto is a true and complete list of all insurance policies in force with respect to the assets, properties or operations of the Company (including, without limitation, professional liability insurance maintained by or on behalf of any of the Shareholders). True and complete copies of all such insurance policies have been furnished to LaserSight. Such policies are in full force and effect.

          4.18 PMA. Attached hereto as Exhibit A is a full, complete and accurate copy of the PMA and there have not been any changes or amendments thereto which have not been provided to LaserSight in writing. The Company has made available to LaserSight all material correspondence, notices and other communications that the Company has received from the FDA in connection with the PMA and will deliver such items to LaserSight at the Closing. The PMA has been accepted for filing by the FDA.

          4.19 Accuracy of Information. None of the representations, warranties or statements made by the Company and contained in this Agreement, in the exhibits hereto, or in any other agreement, instrument or document executed or delivered by or on behalf of the Company in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

          4.20 Agreements, Judgments and Decrees. Neither the Company nor any Shareholder is subject to any agreement, judgment or decree which could materially and adversely affect such party's ability to satisfy its obligations hereunder.

          4.21 Purchase for Investment; Restricted Securities. Each of the Shareholders will acquire the LaserSight Common Stock for their own account for investment purposes and, except for the registration contemplated by Section 6.4, not with a present view toward any resale or distribution thereof. Certificates representing the acquired LaserSight Common Stock shall bear the restrictive legend set forth in Section 2.7 hereof indicating the absence of registration under the Securities Act and imposing all applicable transfer restrictions thereon. Each Shareholder acknowledges that (i) LaserSight Common Stock has not been registered under the Securities Act, (ii) LaserSight Common Stock cannot be sold, assigned, pledged or otherwise transferred unless registered or qualified under the Securities Act and any applicable state securities laws or unless an exemption from such registration and qualification is available, as established by an opinion of counsel which is accepted by LaserSight in its sole discretion, (iii) except as set forth in Section 6.4, LaserSight is not required to cause any of LaserSight Common Stock to be registered or qualified under the Securities Act or any applicable state securities laws, and (iv) each of Company and Kremer is prepared to bear the economic risk of an investment in LaserSight Common Stock for an indefinite period of time.

          4.22 LaserSight Common Stock.

          (a) Each Shareholder acknowledges the receipt of (i) LaserSight's Proxy Statement dated May 21, 1997 (filed May 19, 1997), (ii) LaserSight's Annual Report on Form 10-K for the year ended December 31, 1996, (iii) LaserSight's Quarterly Report on Form 10-Q for the quarter ended March 31, 1997,
(iv) LaserSight's Current Reports on Form 8-K filed on February 25, March 18, March 27, April 8, April 25 and July 1, 1997, (v) Form 8-A/A (Amendment No. 2) filed April 26, 1996 describing LaserSight's Common Stock, and (vi) such other publicly available information relating to LaserSight as was requested by Company or Kremer (collectively, the "SEC Filings").

          (b) Each Shareholder acknowledges that representatives of LaserSight have responded to all questions of such parties relating to the SEC Filings.

          (c) Each Shareholder has relied upon consultations with his or her legal, financial and other advisers with respect to this transaction, and the nature of the investment together with the additional information concerning LaserSight set forth in the SEC Filings.

          (d) Each Shareholder has completed, dated and executed an Seller's Certificate (the "Certificate") substantially in the form attached hereto as Exhibit B, and the information and representations contained in the Certificate are true and accurate as of the Closing Date.

          (e) The representations and warranties contained in this Section 4.22 shall survive the execution and delivery of this Agreement and the issuance by LaserSight of the LaserSight Common Stock.

          4.23 Tax Compliance. As a result of the Merger, the Company will transfer to Newco at least (i) 90% of the fair market value of the Company's net assets held by it immediately prior to the Merger, and (ii) 70% of the fair market value of the Company's gross assets held by it immediately prior to the Merger.

          Except as otherwise specifically set forth in Section 4, all of the Company's assets are being transferred (by operation of law pursuant to merger) in "AS IS" CONDITION, "WITH ALL FAULTS," INCLUDING BUT NOT LIMITED TO PATENT AND LATENT DEFECTS. EXCEPT AS PROVIDED IN SECTION 4, NO WARRANTIES, EXPRESS OR IMPLIED, ARE MADE BY THE COMPANY OR THE SHAREHOLDERS, AND LASERSIGHT AND NEWCO WAIVE ALL SUCH WARRANTIES INCLUDING WITHOUT LIMITATION THOSE REGARDING USE OF ASSETS AND WARRANTIES OF MERCHANTABILITY AND FITNESS FOR A PARTICULAR PURPOSE.

          Notwithstanding anything to the contrary, no representation or warranty is made by the Company or the Shareholders that (i) the Kremer Laser and related know-how does not infringe upon any other person's or entity's patents(s) or trademark(s), (ii) Panel Approval or FDA Approval will be obtained, and/or (iii) if FDA Approval is obtained, that it will be for any specified indication.

          Notwithstanding anything to the contrary, Lasersight and Newco (i) are assuming all risks of infringement claims by others which relate to the period after the Closing Date, (ii) are relying on their own due diligence regarding such risk of infringement claims, (iii) acknowledge that the Kremer Laser is presently being used under an investigational device exemption from the FDA and may never be approved for commercial use, and (iv) acknowledge that they have no recourse against the Company or the Shareholders due to the lack of the effectiveness of the Kremer Laser and the know-how upon which it is based.


SECTION 5.  REPRESENTATIONS AND WARRANTIES OF LASERSIGHT.

          LaserSight and Newco, jointly and severally, hereby represent and warrant to the Company and the Shareholders and covenant and agree, as of the Closing Date, as follows:

          5.1 Corporate Organization. Each of LaserSight and Newco is a corporation duly organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation, with all requisite power and authority (corporate and other) to own its properties and assets and to conduct its business as now conducted.

          5.2 Corporate Authority. As of the Closing Date, each of LaserSight and Newco will have the corporate power to enter into this Agreement and all agreements contemplated hereunder and to carry out its respective obligations hereunder and thereunder. As of the Closing Date, the execution and delivery of this Agreement and all agreements contemplated hereunder and the performance of LaserSight's and Newco's obligations hereunder and thereunder, will have been duly authorized by the Board of Directors of LaserSight and the Board of Directors and shareholder of Newco, and no other corporate proceedings on the part of LaserSight or Newco will be necessary to authorize such execution, delivery and performance. This Agreement and all agreements contemplated hereunder have been duly executed by LaserSight and Newco and, as of the Closing Date, will constitute valid and legally binding obligations of LaserSight and Newco, enforceable against LaserSight and Newco in accordance with the terms hereof and thereof, except to the extent that such enforcement may be subject to bankruptcy, insolvency, reorganization, moratorium or other similar laws now or hereafter in effect relating to creditors' rights generally, and the remedy of specific performance and injunctive and other forms of equitable relief may be subject to equitable defenses and to the discretion of the court before which any proceeding therefore may be brought.

          5.3 No Violation. Neither the execution, delivery nor the performance by LaserSight or Newco of this Agreement and all agreements contemplated hereunder violates or will violate any provision of law, of any order, judgment or decree of any court or other governmental or regulatory authority, or of the charter documents or by-laws of LaserSight or Newco, nor violates or will result in a breach of or constitute (with due notice or lapse of time or both) a default under any contract, lease, loan agreement, mortgage, security agreement, trust indenture or other agreement or instrument to which LaserSight or Newco is a party or by which it is bound or to which any of its properties or assets is subject, nor will result in the creation or imposition of any lien, charge or encumbrance of any kind whatsoever upon any of the properties or assets of LaserSight or Newco.

          5.4 Consents and Approvals. Other than requirements of federal and state securities laws, no filing or registration with, no notice to and no permit, authorization, consent or approval of any third party or any public or governmental body or authority is necessary for the consummation by LaserSight or Newco of the transactions contemplated by this Agreement.

          5.5 Litigation. Except for matters expressly disclosed to the Company in a writing addressed to the Company on or prior to the Closing Date or as set forth on Schedule 5.5, there are no material claims, actions, suits, proceedings, disputes or investigations pending or, to the best of LaserSight's or Newco's knowledge, threatened before any federal, state or local court or governmental or regulatory authority, domestic or foreign, or before any arbitrator of any nature, brought by or against LaserSight or Newco. Except for matters expressly disclosed to the Company in a writing addressed to the Company on or prior to the Closing Date or as set forth on Schedule 5.5, neither LaserSight or Newco nor any of their assets or properties is subject to any order, writ, judgment, award, injunction or decree of any federal, state or local court or governmental or regulatory authority or arbitrator. As of the date of this Agreement LaserSight is not subject to an FDA investigation.

          5.6 Capitalization. As of May 31, 1997, the authorized capital stock of LaserSight consisted of (i) 20,000,000 shares of LaserSight Common Stock of which 9,423,907 shares were issued and outstanding and 170,200 shares were held in treasury, and (ii) 10,000,000 shares of preferred stock, par value $.001, of which none are issued and outstanding. No material change in such capitalization has occurred between May 31, 1997 and the date hereof. The authorized capital stock of Newco consists of 100 shares of common stock, $.001 par value, of which 100 shares are issued and outstanding. All of the Newco common stock has been duly authorized and validly issued, and is fully paid and non-assessable. There are no outstanding options, warrants, agreements, conversion rights, preemptive rights, or other rights to subscribe for, purchase or otherwise acquire any of Newco's common stock. The shares of LaserSight Common Stock to be issued pursuant to this Agreement will be duly authorized, validly issued, fully paid and nonassessable.

          5.7 LaserSight's Experience. LaserSight has sold over 175 excimer lasers worldwide. As of the date hereof, LaserSight employs or contracts with an individual who has been involved in the FDA's pre-market approval process in connection with certain products and devices. As of the date hereof, LaserSight currently has received certification under ISO 9002 in connection with its manufacturing and quality assurance activities.

          5.8 Accuracy of Information. None of the representations, warranties or statements made by LaserSight or Newco and contained in the SEC filings, in this Agreement, in the exhibits hereto or in any other agreement, instrument or document executed or delivered by or on behalf of LaserSight or Newco in connection with the transactions contemplated by this Agreement contains any untrue statement of a material fact or omits to state any material fact necessary in order to make any of such representations, warranties or statements not misleading.

Except  as  set  forth  in  this  Section  5,   LaserSight  does  not  make  any
representation or warranty to the Company.


SECTION 6.  CONDITIONS AND ADDITIONAL AGREEMENTS.

          6.1 Consulting Agreement. LaserSight and Kremer will enter into a Consulting Agreement in the form of Exhibit C (the "Consulting Agreement") pursuant to which Kremer will agree to provide certain consulting services to LaserSight and LaserSight will agree to pay Kremer $50,000.00 upon execution thereof and certain commissions in connection with the sale of lasers. Also, Kremer will be granted the option to purchase 25,000 shares of LaserSight Common Stock.

          6.2 Defaults and Interest. If LaserSight defaults on its obligation to make any of the payments to the Shareholders as described in Section 2.2(a),
(c), or (d) and such default is not cured within five days, interest shall accrue on the unpaid balance of any such payment at a rate which is equal to the prime rate printed in the Wall Street Journal as of the date of such default, plus 4% per annum, provided, however, in no event shall the interest rate hereunder exceed the maximum rate permitted by law, until such time as the applicable amount is paid in full.

          6.3 Restrictive Covenant. LaserSight acknowledges that Kremer intends to own and operate facilities, which may be standalone facilities or located adjacent to a physician's practice, the sole purpose of which will be the utilization of an excimer laser to treat myopia, hyperopia, astigmatism and such other conditions the FDA has approved an excimer laser to treat (each such facility a "Center"). LaserSight agrees that, if the Closing occurs, during the five year period immediately following the date of the FDA Approval neither
LaserSight nor any of its subsidiaries will own a Center within a 100 mile radius of any Center which is then Operated by Kremer (as defined herein). For purposes hereof, "Operated by Kremer" shall mean that Kremer or a Kremer Affiliate (as defined in the Patent Purchase Agreement (as defined herein)) owns and operates a Center.

          Nothing contained in this Section 6.3 will in any way restrict the ability of LaserSight or its subsidiaries to (i) provide an excimer laser on a mobile platform to be utilized by physicians and optometrists, (ii) manufacture, market, distribute, sell or lease excimer lasers, or (iii) provide access to excimer lasers through the sale, lease, assessment of a per procedure fee or other similar arrangement. In addition, if LaserSight owns a Center and Kremer or a Kremer Affiliate subsequently establish a Center within a 100 mile radius of such Center, LaserSight's ownership of such a Center will not violate the terms of this Section 6.3. Upon request, Kremer agrees to promptly provide LaserSight with a list of the location of all Centers which are then Operated by Kremer.

          If pursuant to Section 2.2(b) the Shareholders are obligated to deliver the Unwind Shares to LaserSight and LaserSight is obligated to transfer the PMA Assets to Kremer, then LaserSight shall not be bound by the restrictions contained in this Section 6.3, provided that LaserSight will be bound by the restrictions contained in this Section 6.3 if the Shareholders have delivered the Unwind Shares to LaserSight, but LaserSight has not delivered the PMA Assets to Kremer.

          6.4 Registration.

          (a) Demand Registration Rights. Upon LaserSight's receipt of a written request executed by all of the Shareholders stating that all of the Shareholders desire to sell all or a portion of the LaserSight Common Stock then held by the Shareholders (the "Demand Registration Request"), LaserSight shall, subject to the limitations of this Section 6.4, (i) promptly file with the Securities and Exchange Commission ("SEC") a registration statement in compliance with the Securities Act on Form S-3, if available, or such other appropriate registration form promulgated by the SEC as shall be selected by LaserSight if Form S-3 is unavailable registering at least the number of shares of LaserSight Common Stock requested to be registered in the Demand Registration Request, provided that in no event will LaserSight be required to register more than the total number of Patent Closing Shares (as defined in the Patent Purchase Agreement) and Closing Shares (the "Demand Registration Statement"), and (ii) use all commercially reasonable efforts to cause the Demand Registration Statement to become effective under the Securities Act as soon as reasonably possible after the filing thereof and remain effective for 150 days or such shorter period as may be required if all such LaserSight Common Stock covered by the Demand Registration Statement is sold prior to the expiration of such 150-day period.

          LaserSight shall only be obligated to effect one such registration pursuant to this Section 6.4(a) and LaserSight shall not be obligated to effect such registration after the first anniversary of the Closing Date (provided that a registration effective on or before such anniversary date shall remain effective for the full 150-day period (or such shorter period as is provided for in this Section 6.4(a)).

          (b) Closing Shares Piggy-Back Registration Rights. If during the period commencing on the Closing Date and concluding on the first anniversary of the Closing Date LaserSight proposes or is required to file with the SEC a registration statement under the Securities Act relating to any shares of LaserSight Common Stock (other than a registration statement on Form S-8 or Form S-4 or any successor forms thereto, or any registration form that does not permit the inclusion therein of the Closing Shares) (the "Closing Shares Piggy-Back Registration Statement"), LaserSight will each such time give prompt written notice of its intention to do so to all Shareholders. Upon the written request of all Shareholders received by LaserSight within 10 days after the delivery or mailing of such notice from LaserSight (the "Closing Shares Piggy-Back Registration Request"), subject to the limitation of this Section 6.4, LaserSight will use all commercially reasonable efforts to register at least the number of shares of LaserSight Common Stock then outstanding which are not then the subject of another registration statement and which are requested to be registered in the Closing Shares Piggy-Back Registration Request, provided that in no event will LaserSight, on behalf of the Shareholders, be required to include in such registration more than the total number of Patent Purchase Shares and Closing Shares (the "Closing Requested Shares"). The Shareholders' right pursuant to this Section 6.4(b) to receive notice and participate in a Closing Shares Piggy-Back Registration Statement shall cease on the day after the first anniversary of the Closing Date.

          (c) Hyperopia Shares Piggy-Back Registration Rights. If during the period commencing on the date the Hyperopia Shares are issued and concluding on the first anniversary of such date LaserSight proposes to file with the SEC pursuant to an underwritten offering a registration statement under the Securities Act relating to any shares of LaserSight Common Stock (other than a registration statement on Form S-8 or Form S-4 or any successor forms thereto, or any registration form that does not permit the inclusion therein of the Closing Shares) (the "Hyperopia Shares Piggy-Back Registration Statement"), LaserSight will each such time give prompt written notice of its intention to do so to all Shareholders. Upon the written request of all Shareholders received by LaserSight within 10 days after the delivery or mailing of such notice from LaserSight (the "Hyperopia Shares Piggy-Back Registration Request"), subject to the limitation of this Section 6.4, LaserSight will use all commercially reasonable efforts to register at least the number of shares of LaserSight Common Stock then outstanding which are not then the subject of another registration statement and which are requested to be registered in the Hyperopia Shares Piggy-Back Registration Request, provided that in no event will LaserSight, on behalf of the Shareholders, be required to include in such registration more than the total number of Hyperopia Shares (the "Hyperopia Requested Shares"). The Shareholders' right pursuant to this Section 6.4(c) to receive notice and participate in a Hyperopia Shares Registration Statement shall cease on the day after the first anniversary of the date the Hyperopia Shares are issued.

          (d) Limitations. The foregoing notwithstanding, in the event of an underwritten offering pursuant to Section 6.4(b) or an offering pursuant to
Section 6.4(c), if the managing underwriter of such offering shall advise LaserSight that, in its opinion, the distribution of a specified portion of the securities requested to be included in the Closing Shares Piggy-Back Registration Statement or Hyperopia Shares Piggy-Back Registration Statement, as applicable, would materially adversely affect the distribution of such securities by increasing the aggregate amount of the offering in excess of the maximum amount of securities which such managing underwriter believes can reasonably be sold in the contemplated distribution, then LaserSight may (subject to the limitations set forth below) exclude all Closing Requested Shares or Hyperopia Requested Shares, as applicable, from, or limit the number of Closing Requested Shares or Hyperopia Requested Shares, as applicable, to be included in, the Closing Shares Piggy-Back Registration Statement or Hyperopia Shares Piggy-Back Registration Statement, as applicable. In such event, LaserSight shall so advise the Shareholders, and the number of Closing Requested Shares or Hyperopia Requested Shares, as applicable, and other shares ("Other Shares") to be included in the Closing Shares Piggy-Back Registration Statement or Hyperopia Shares Piggy-Back Registration Statement, as applicable, by other persons or entities that are then stockholders of LaserSight ("Other Holders"), after providing for all shares that LaserSight proposes to offer and sell for its own account, shall be allocated among the Shareholders and Other Holders pro rata on the basis of (i) the number of Closing Requested Shares or Hyperopia Requested Shares, as applicable, then held by the Shareholders and (ii) the number of Other Shares.

          LaserSight shall be entitled to suspend the right of the Shareholders to sell any Closing Shares pursuant to a Demand Registration Statement, a Closing Shares Piggy-Back Registration Statement or a Hyperopia Shares Piggy-Back Registration Statement if the LaserSight Board of Directors ("Board") determines reasonably and in good faith that such sales pursuant to a Demand Registration Statement, a Closing Shares Piggy-Back Registration Statement or a Hyperopia Shares Piggy-Back Registration Statement, as applicable, would materially impede, delay or interfere with any material financing, offer or sale of securities by LaserSight, acquisition, corporate reorganization or other significant transaction involving LaserSight or any of its subsidiaries, which material financing, offer or sale of securities, acquisition, corporate reorganization or other significant transaction is under active consideration by LaserSight at the time of such suspension described above; provided, however, that LaserSight shall not be entitled to more than one such suspension and the suspension shall not be longer than four weeks duration. If LaserSight shall so suspend the Shareholder's right to sell, the Shareholders shall receive an extension of the registration period equal to the number of days of the suspension.

          (e) Execution of  Agreements.  If a Demand  Registration  Statement or
Closing Shares Piggy-Back Registration Statement relates to an underwritten public offering, LaserSight shall so advise the Shareholders. In such event or in the event a Hyperopia Shares Piggy-Back Registration Statement is filed, the right of any Shareholder to registration shall be conditioned upon such Shareholder's execution of the underwriting agreement agreed to among LaserSight and the managing underwriters selected by LaserSight for such underwritten offering.

          (f) Notice. LaserSight will promptly advise Kremer as to the initial filing of a Demand Registration Statement, a Closing Shares Piggy-Back Registration Statement, or a Hyperopia Shares Piggy-Back Registration Statement and as to the effectiveness thereof. LaserSight will promptly furnish such number of prospectuses, and any amendments thereof or supplements thereto, as Kremer from time to time may reasonably request.

          (g) Information. Each of the Shareholders shall from time to time promptly supply to LaserSight in writing any information relating to any holdings of LaserSight Common Stock by the Shareholders, and their intended plan of distribution, all as LaserSight may reasonably request in order for LaserSight to comply with the rules of the SEC applicable to the Demand Registration Statement, Closing Shares Piggy-Back Registration Statement and Hyperopia Shares Piggy-Back Registration Statement. In addition, each of the Shareholders agrees to furnish promptly to LaserSight all information required to be disclosed in order to make the information previously furnished to LaserSight by the Shareholders not materially misleading.

          (h) Expenses. All expenses incurred in connection with a Demand Registration Statement, a Closing Shares Piggy-Back Registration Statement and a Hyperopia Shares Piggy-Back Registration Statement, including without limitation all filing fees, duplication expenses, fees and expenses of legal counsel for LaserSight, and the fees and expenses of LaserSight's independent accountants, shall be paid by LaserSight, except that the Shareholders shall pay any and all brokers' or underwriters' fees, commissions and discounts and any fees and expenses of their legal counsel, if any.

          6.5 FDA Approval. LaserSight agrees to take the following actions in connection with seeking the FDA Approval:

               (i) LaserSight shall assign its personnel, who have the appropriate training and experience, to diligently pursue approval of the PMA application. If LaserSight, in its reasonable judgment, deems it necessary, LaserSight shall retain consultants, e.g., statisticians and clinicians, with the qualifications and experience LaserSight reasonably deems is needed to seek PMA approval;

               (ii)   LaserSight  shall  assign  its  personnel,  who  have  the appropriate training and experience, to establish and implement manufacturing procedures that comply with the FDA's good manufacturing practice regulations ("GMP"). Unless determined unnecessary by LaserSight, LaserSight shall have one or more independent auditors inspect its facility prior to the FDA's pre-approval inspection to help ensure that the facility will pass the FDA inspection. LaserSight shall use its best efforts to ensure that its written description of its manufacturing operations submitted as a PMA amendment or supplement complies with the FDA's requirements;

               (iii) LaserSight shall prepare for presentation of the PMA to the FDA's advisory panel to the same extent as would a reasonably prudent person under the same circumstances. This preparation shall include, but shall not be limited to, at least one comprehensive session in which the presenters practice their presentations and are asked questions by individuals playing the role of panel members. As part of its panel preparation, LaserSight shall obtain copies of transcripts or videotapes of recent panel reviews of other ophthalmic lasers and use this information to help guide the presenters in anticipating possible questions and issues. LaserSight will ensure that the presenters are adequately trained, and that the materials presented to the panel, e.g., slides and overheads, are accurate and professional;

               (iv) LaserSight shall regularly interact with the FDA staff throughout the process in an attempt to determine what questions the FDA has with respect to the PMA. LaserSight shall promptly and fully respond to questions raised by the FDA, whether in writing or oral. LaserSight shall attempt to learn what questions the FDA intends to ask the panel, and shall use this information in preparing for the panel meeting. Whenever it would assist the PMA approval process, LaserSight shall meet with agency officials. LaserSight shall adequately prepare for such meetings, e.g., bring appropriate experts, hold practice meetings, develop handouts and overheads, etc.;

               (v) LaserSight shall use all reasonable efforts to ascertain whether the current clinical data will be sufficient to support the PMA approval in light of the new ownership of the PMA. If LaserSight determines that additional clinical data are or may be needed, LaserSight will promptly submit an investigational device exemption and initiate the required studies. Any studies that are conducted will be properly monitored, appropriate clinical investigators will be selected, subjects will provide informed consent, and studies will not begin until institutional review board approval has been obtained;

               (vi) If the panel recommends approval of the PMA with conditions, LaserSight shall promptly take whatever measures it deems are appropriate to satisfy the conditions set by the panel, unless LaserSight can promptly persuade FDA that compliance with the conditions is unnecessary;

               (vii) LaserSight shall work with the FDA to expeditiously agree upon final labeling for the laser, the summary of safety and effectiveness, and any other final documentation that is needed to obtain approval;

               (viii) LaserSight shall comply with the FDA's  requirements  with respect to the promotion and marketing of an unapproved device. LaserSight shall establish internal procedures to ensure that the device is properly promoted;

               (ix)   LaserSight  shall  provide  Kremer with  periodic  reports
                      regarding   LaserSight's   actions  in   connection   with
                      obtaining the FDA Approval; and

               (x) LaserSight will treat the PMA Assets and the materials developed by LaserSight in connection with seeking the FDA Approval in the same manner LaserSight treats its other confidential, proprietary information, provided that nothing contained in this Section 6.5(x) shall in any way restrict LaserSight's actions or disclosures in connection with obtaining the FDA Approval.

          6.6 Insurance. After the FDA Approval, LaserSight, at its sole cost and expense, shall name the Shareholders as additional insureds under its product liability insurance policy which relates to products manufactured by LaserSight.

          6.7 Distributions. Immediately prior to the Closing, the Company may distribute to any or all of its Shareholders the Company's lasers which are described on Schedule 6.7 and the related investigational device exemption which has been granted by the FDA. After the Closing Date Kremer agrees to supply LaserSight with information which is not included in the PMA Assets, but is necessary to respond to inquiries of the FDA regarding the PMA.

          6.8 LaserSight's Conditions to Close. The Closing and all obligations of LaserSight pursuant to this Agreement shall be conditioned upon the following:

          (a) all representations and warranties contained in Section 4 shall be true in all material respects as of the Closing Date;

          (b) there shall not have been any material adverse change in the business or assets of the Company (either individually or in the aggregate) from the date of LaserSight's execution of this Agreement through the Closing Date if the date of execution of this Agreement and the Closing Date are not one and the same;

          (c) the Company shall have performed all of its obligations under this Agreement required to be performed as of the Closing Date;

          (d) no suit,  action or other proceeding shall have been instituted to
restrain,   enjoin  or  otherwise  prevent  or  question  the  legality  of  the consummation of the transactions contemplated by this Agreement;

          (e) the Company shall have delivered to LaserSight an opinion of Blank Rome Comisky & McCauley, dated as of the Closing Date, in form and substance reasonably satisfactory to LaserSight;

          (f) LaserSight shall have received an executed original of the Consulting Agreement;

          (g) LaserSight shall have received an executed original of the Patent Purchase Agreement and all documents contemplated thereby in a form mutually agreeable to Kremer and LaserSight pursuant to which LaserSight acquires all right, title and interest in and to United States patent number 5,586,980 (the "Patent Purchase Agreement");

          (h) LaserSight shall have received an executed original of the Certificate from each of the Shareholders;

          (i) Foothill Capital Corporation shall have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby; and

          (j) The Board, or the appropriate committee thereof, shall have taken all necessary action to authorize the execution, delivery and performance of this Agreement and the transactions contemplated hereby.

In the event that any of the foregoing conditions is not satisfied, then LaserSight may, at its option, terminate this Agreement in which event, so long as it is not otherwise in breach of this Agreement, LaserSight shall be relieved of all obligations hereunder and this Agreement shall be deemed null, void and of no force or effect.

          6.9 LaserSight's Deliveries. At or prior to the Closing, LaserSight shall deliver to the Company and the Shareholders, as applicable:

          (a) the Transfer Agent Letter;

          (b) all such documents and instruments the Company and its counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement;

          (c) an executed original of the Consulting Agreement;

          (d) an executed original of the Patent Purchase Agreement;

          (e) a certificate from an officer of LaserSight certifying as of the Closing Date: (i) a true, correct and complete copy of the Articles of Incorporation of LaserSight and all amendments thereto as in effect on the Closing Date; (ii) a true, correct and complete copy of the Bylaws of Company and all amendments thereto as in effect on the Closing Date; (iii) a true, correct and complete copy of the resolutions approved and adopted by the Board, or committee thereof, authorizing the transactions contemplated by this Agreement; (iv) Good Standing Certificate from the Delaware Secretary of State;
(v) that the attached copy of the Transfer Agent Letter was sent via facsimile and overnight delivery to LaserSight's transfer agent; and

          (f) a certificate from an officer of Newco certifying as of the Closing Date: (i) a true, correct and complete copy of the Articles of Incorporation of and all amendments thereto as in effect on the Closing Date;
(ii) a true, correct and complete copy of the Bylaws of Company and all amendments thereto as in effect on the Closing Date; (iii) a true, correct and complete copy of the resolutions approved and adopted by the Board of Directors of Newco, or committee thereof, authorizing the transactions contemplated by this Agreement; and (iv) Good Standing Certificate from the Delaware Secretary of State.

          6.10 Company's Conditions To Close. The Closing and all obligations of the Company and the Shareholders pursuant to this Agreement shall be conditioned upon the following:

          (a) all representations and warranties contained in Section 5 shall be true as of the Closing Date;

          (b) LaserSight shall have performed all of its obligations under this Agreement required to be performed as of the Closing Date;

          (c) no suit,  action or other proceeding shall have been instituted to
restrain,   enjoin  or  otherwise  prevent  or  question  the  legality  of  the consummation of the transactions contemplated by this Agreement;

          (d) Kremer shall have received an executed original of the Patent Purchase Agreement; and

          (e) LaserSight shall have delivered to the Company and the Shareholders an opinion of Sonnenschein Nath & Rosenthal, dated as of the Closing Date, in form and substance reasonably satisfactory to the Company and the Shareholders.

In the event the Company believes that any of the foregoing conditions is not satisfied, then the Company may, at its option, terminate this Agreement in which event the Company, so long as it is not otherwise in breach of this Agreement, shall be relieved of all obligations hereunder and this Agreement shall be deemed null, void and of no force or effect.

          6.11 Company's Deliveries. At or prior to the Closing, the Company shall deliver to LaserSight the following documents:

          (a) all such documents and instruments LaserSight and its counsel may reasonably request in connection with the consummation of the transactions contemplated by this Agreement;

          (b) an executed original of the Consulting Agreement;

          (c) an executed original of the Patent Purchase Agreement;

          (d) A certificate from an officer of Company certifying as of the Closing Date: (i) a true, correct and complete copy of the Articles of Incorporation of Company and all amendments thereto as in effect on the Closing Date; (ii) a true, correct and complete copy of the Bylaws of Company and all amendments thereto as in effect on the Closing Date; (iii) a true, correct and complete copy of the resolutions approved and adopted by the Shareholders authorizing the transactions contemplated by this Agreement; and (iv) Good Standing Certificate from the Pennsylvania Secretary of State; and

          (e) An executed original of the Certificate from each of the Shareholders.

          6.12 Copies of Certain Assets. LaserSight acknowledges that the Shareholders will retain one copy of certain of the PMA Assets solely for purposes of satisfying requirements of the FDA, the Shareholders agree (i) not to utilize such copies for any reason other than to satisfy an inquiry by the FDA or as otherwise specifically provided in this Agreement or in the Consulting Agreement, (ii) not to disclose such copies or the contents of such copies to any party other than the FDA after requested to do so by the FDA, and (iii) agrees to notify LaserSight immediately if the FDA requests that any of the Shareholders supply information related to the PMA Assets or the copies thereof retained by any of the Shareholders.

          6.13 Agreement with Third Parties. If (i) LaserSight negotiates an agreement with Pillar Point Partners or agrees to settle litigation with Pillar Point Partners which agreement or settlement relates to a claim that a laser manufactured by or for LaserSight which is modeled after the Kremer Laser infringes the rights or properties of Pillar Point Partners, and (ii) the terms of such agreement or settlement provide for LaserSight and/or the purchasers of lasers manufactured by or for LaserSight to pay a fee to Pillar Point Partners in connection with the use of a laser manufactured by or for LaserSight which is modeled after the Kremer Laser, including, without limitation, a per procedure fee (collectively, the "Fee"), then LaserSight agrees that it will not charge Kremer or any Kremer Affiliate any amount in addition to the Fee. If such agreement or settlement provides for a portion of the Fee to be rebated to LaserSight then such rebated amount will either not be charged to Kremer or will be repaid by LaserSight to Kremer or a Kremer Affiliate, as applicable. In the event the Termination Date occurs, LaserSight's obligations under this Section
6.13 shall be modified to provide that if LaserSight's general practice is to charge an amount in excess of the Fee then (i) LaserSight will not charge Kremer or any Kremer Affiliate more than LaserSight's customary charge associated with a similar laser, and (ii) LaserSight will rebate to Kremer or a Kremer Affiliate, as applicable, 50% of any amount it charges to Kremer or a Kremer Affiliate, as applicable, in excess of the Fee.


SECTION 7.  TERMINATION AND ABANDONMENT.

          7.1 Methods of Termination. This Agreement may be terminated and the transactions contemplated hereby may be abandoned at any time prior to the
Closing:

          (a) By the mutual written consent of the Company and LaserSight;

          (b) By LaserSight, if all of the conditions set forth in Section 6.8 of this Agreement shall not have been satisfied or waived on or prior to the Closing Date;

          (c) By the Company, if all of the conditions set forth in Section 6.10 of this Agreement shall not have been satisfied or waived on or prior to the Closing Date; or

          (d) By the Company or LaserSight at any time after August 31, 1997.

If this Agreement is terminated pursuant to this Section 7.1, it shall become null and void and of no further force or effect, except as provided in Section 7.2

          7.2 Procedure Upon Termination. In the event of termination and abandonment of this Agreement by the Company or LaserSight pursuant to Section
7.1 hereof, written notice thereof shall forthwith be given to the other party or parties as provided herein and this Agreement shall terminate and the transactions contemplated hereby shall be abandoned, without further action by the Company or LaserSight, and the Company and LaserSight shall each return to the other party any documents or copies thereof in possession of such party furnished by such other party in connection with the transactions contemplated by this Agreement. If this Agreement is terminated as provided herein, no party to this Agreement shall have any liability or further obligation to any other party to this Agreement with respect to this Agreement or the transactions contemplated hereby except as provided in this Section 7.2; provided, however, that no termination of this Agreement pursuant to the provisions of this Section 7 shall relieve any party of liability for a breach of any provision of this Agreement occurring prior to such termination.


SECTION 8.  INDEMNIFICATION.

          8.1 Indemnification.

          (a) From and after the Closing Date and subject to the other provisions of this Section 8, the Company and each of the Shareholders, jointly and severally, agree, to indemnify and hold LaserSight and LaserSight's affiliates, officers, directors and agents harmless from damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees and other expenses incurred in litigation or otherwise, assessed, incurred or sustained (collectively "LaserSight Loss") by or against any of them with respect to or arising out of
(i) the failure of any representation or warranty made by the Company in this Agreement or in any Schedule delivered pursuant hereto to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, (ii) the breach by or nonperformance of the Company or any of the Shareholders of any covenants or agreements contained in this Agreement, (iii) claims of third parties that the Company's operation of the assets described on
Schedule 6.7 prior to the Closing Date and Kremer's or his successor's operation of the assets described on Schedule 6.7 prior to the date of the FDA Approval (or in the event the Termination Date occurs, prior to the Termination Date) infringes on the rights or properties of such third party, and (iv) claims of third parties that such party was injured as a result of the Company's or Kremer's actions prior to the Closing Date. The indemnification covenant contained in this Section will not require the Company or the Shareholders to indemnify in connection with consequential damages sustained by the parties eligible for indemnification hereunder.

          (b) From and after the Closing Date and subject to the other provisions of this Section 8, LaserSight agrees to indemnify and hold the Company, the Company's affiliates, officers, directors, agents, the Shareholders and Kremer Affiliates harmless from damages, losses or expenses suffered or paid, directly or indirectly, as a result of any and all claims, demands, suits, causes of action, proceedings, judgments and liabilities, including reasonable counsel fees and other expenses incurred in litigation or otherwise, assessed, incurred or sustained (collectively "Company Loss") by or against any of them with respect to or arising out of (i) the failure of any representation or warranty made by LaserSight in this Agreement or in any Schedule delivered pursuant hereto to be true and correct in all material respects as of the date of this Agreement and as of the Closing Date, (ii) the breach by or nonperformance of LaserSight of any covenants or agreements contained in this Agreement, (iii) claims of third parties that any laser manufactured by or for LaserSight whether or not based upon the Kremer Laser and its related know-how infringes on the rights or properties of such third party, (iv) claims of third parties that the operation of the assets described on Schedule 6.7 after the date of the FDA Approval (or in the event the Termination Date occurs, after the Termination Date) infringe on the rights or properties of a third party, provided that, such indemnification shall cease upon the first to occur of (A) the consummation of an agreement or settlement between LaserSight and Pillar Point Partners as contemplated by Section 6.13 so long as LaserSight fulfills its obligations to Kremer or the Kremer Affiliates, as applicable, pursuant to such Section 6.13, (B) LaserSight's (X) notice to Kremer that it has been unable to negotiate an acceptable resolution of the claim that it is manufacturing or intends to manufacture a laser based on the Kremer Laser which infringes on the rights or properties of a third party, (Y) notice to Kremer that it has elected not to manufacture such laser, and (Z) LaserSight's delivery to Kremer or a
Kremer Affiliate of two excimer lasers, at no cost, which are substantially similar in functionality to the assets described on Schedule 6.7 (the "Replacement Lasers"), or (C) final judgment which is adverse to LaserSight is entered in a suit claiming that a laser manufactured by LaserSight based on the Kremer Laser infringes on the rights or properties of a third party, (v) claims of third parties that the operation of the Replacement Lasers infringe on the rights or properties of a third party, and (vi) claims of third parties that any laser manufactured by or for LaserSight, whether or not based upon the Kremer Laser and its related know-how, injures such third parties. The indemnification covenant contained in this Section will not require LaserSight to indemnify in connection with (i) consequential damages sustained by the parties eligible for indemnification hereunder, and (ii) the obligation to pay the Fee. In addition, LaserSight will only be required to indemnify Kremer Affiliates pursuant to this
Section in connection with Sections 8.1(b)(iii), 8.1(b)(iv), 8.1(b)(v), 8.1(b)(vi) and obligations pursuant to 8.1(b)(ii) which relate to Sections of this Agreement pursuant to which LaserSight expressly owes an obligation to a Kremer Affiliate, including, Sections 6.3 and 6.13).

          (c) If any action or proceeding be commenced, or if any claim, demand or assessment be asserted, in respect of which a party indemnified hereunder (the "Indemnified Party") proposes to hold any one or more of the indemnifying party or parties (the "Indemnifying Party") liable under the provisions of this Agreement, the Indemnifying Party shall have no liability therefor unless (i) the Indemnifying Party shall receive written notice of such claim, demand or assessment ("Claims Notice") within 30 days after the Indemnified Party acquires knowledge thereof, and (ii) the Indemnifying Party shall have received copies of all information and documents relating thereto within twenty (20) days after the Indemnified Party's receipt thereof. If any one or more of the Indemnifying Party or Parties shall, at its or his option, elect to contest or defend any such action, proceeding, claim, demand or assessment, such Indemnifying Party shall be entitled, at its or his sole cost and expense, to contest or defend the same with counsel of its or his own choosing, and the Indemnified Party and their respective successors or assigns shall not admit any liability with respect thereto or settle, compromise, pay or discharge the same without the prior written consent of the Indemnifying Party so long as any Indemnifying Party is contesting or defending the same in good faith, and the Indemnified Party (and their respective successors and assigns) shall cooperate with the Indemnifying Party in the contest or defense thereof and shall accept any settlement thereof recommended by a majority in interest of the Indemnifying Party so long as the amount of such settlement is paid by the Indemnifying Party. If the Indemnified Party fails to notify the Indemnifying Party of a claim in accordance with the terms of this Section 8.1(c), and the Indemnifying Party is thereby prejudiced by such failure of notice in its defense of the claim, the Indemnifying Party's obligation to indemnify hereunder shall be extinguished with respect to such claim to the extent that the Indemnifying Party has been prejudiced by the failure to give such notice.

          (d) LaserSight shall not be entitled to indemnification for any claim until the aggregate amount of claims hereunder exceeds $40,000.00 (the
"Threshold Amount"), and then LaserSight may only recover the amount in excess of the Threshold Amount, provided that LaserSight will be entitled to be indemnified hereunder for all LaserSight Loss arising as a result of a breach of Sections 4.8, 4.10 or 4.23 without regard to limitations of the Threshold Amount. Prior to seeking indemnification hereunder the parties must first utilize proceeds available from relevant insurance policies of the Indemnified Party.

          (e) Notwithstanding anything to the contrary contained in this Agreement, neither the Company nor any of the Shareholders shall be liable under the indemnification provisions of this Section hereof or otherwise have any liability for any misrepresentation or breach of warranty or covenant under this Agreement or otherwise have any liability in connection with the transactions contemplated by this Agreement to the extent that:

               (i) the existence of such liability, the breach of warranty or covenant or the falsity of the representation upon which such liability would be based is disclosed in any of the contracts and documents referred to in this Agreement, in the Schedules attached hereto or in any other contracts, documents, records or other instruments made available to LaserSight or Newco hereunder or which is disclosed in a written notice furnished to LaserSight or Newco prior to the Closing; provided, however, that any such misrepresentation or breach of warranty or covenant so disclosed to LaserSight or Newco after the execution and delivery of this Agreement and prior to the Closing shall not affect the right of LaserSight or Newco to elect not to close the transactions contemplated by this Agreement as provided in Section 7 hereof (it being understood and agreed that if, despite such right of LaserSight and Newco to elect not to close by reason of the misrepresentation or breach so disclosed, LaserSight and Newco nevertheless elect to close, thereby waiving such misrepresentation or breach, LaserSight and Newco shall thereafter have no claim against any of the Shareholders by reason of any such disclosed misrepresentation or breach of warranty or covenant); or

               (ii) such liability is based upon a claim, assessment or deficiency for federal, state and/or local income or franchise taxes which arise from adjustments which have the effect only of shifting income, credits and/or deductions from one fiscal period to another; or

               (iii) such liability is offset by a credit in accordance with the provisions of subsection 8.1(j) below.

          (f) Notwithstanding anything to the contrary contained in this Agreement, LaserSight shall not be liable under the indemnification provisions of this Section hereof or otherwise have any liability for any misrepresentation or breach of warranty or covenant under this Agreement or otherwise have any liability in connection with the transactions contemplated by this Agreement to the extent that the existence of such liability, the breach of warranty or covenant or the falsity of the representation upon which such liability would be based is disclosed in this Agreement, in the Schedules attached hereto, in any of the SEC Filings, or which is disclosed in a written notice furnished to the Company or any of the Shareholders prior to the Closing; provided, however, that any such misrepresentation or breach of warranty or covenant so disclosed to the Company or any of the Shareholders after the execution and delivery of this Agreement and prior to the Closing shall not affect the right of the Company to elect not to close the transactions contemplated by this Agreement as provided in Section 7 hereof (it being understood and agreed that if, despite such right of the Company to elect not to close by reason of the misrepresentation or breach so disclosed, the Company and the Shareholders nevertheless elect to close, thereby waiving such misrepresentation or breach, the Company and the Shareholders shall thereafter have no claim against LaserSight or Newco by reason of any such disclosed misrepresentation or breach of warranty or covenant).

          (g) All representations and warranties contained in Sections 4.1, 4.2, 4.3, 4.4, 4.5, 4.6, 4.7, 4.8, 4.9, 4.10, 4.11, 4.14, 4.15, 4.16, 4.17, 4.19,
4.20, 4.21, 4.22 and 4.23 shall expire on the first anniversary of the Closing Date, and the indemnities set forth in Sections 8.1(a)(i) and (ii) (except for indemnities pursuant to Section 8.1(a)(ii) which relate to Sections 2.2(b), 2.5, 6.4(g), 6.4(h) or 6.12) and all representations and warranties contained in Sections 4.12, 4.13, 4.18 and 4.23 shall expire on the Termination Date, and after such dates the Shareholders shall have no liability under the indemnification provisions of Section 8 hereof with respect to such Sections or, except pursuant to Section 8.1(o), otherwise have any liability under this Agreement or otherwise in connection with the transactions contemplated by this Agreement unless (i) with respect to other than third party claims, LaserSight gives written notice to the Shareholders of LaserSight's claim for any such liability, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, on or before the first anniversary of the Closing Date or the Termination Date, as applicable, and (ii) with respect to other than third party claims, if LaserSight does not satisfy such claim within 30 days after the giving of such notice, LaserSight commences a legal action or proceeding against the Shareholders with respect to such claim within 45 days after the giving of such notice. With respect to third party claims for which a Claims Notice has been sent, no indemnification or other liability shall be due or owing under Section 8 with respect to any LaserSight Loss to the extent it
(i) is a potential claim or cause of action which LaserSight believes may be asserted rather than a LaserSight Loss, claim, cause of action liability which has, in fact, been asserted, or (ii) is a LaserSight Loss, claim cause of action or liability with respect to which LaserSight has taken action to accelerate the time period in which such matter is asserted, wherein a material purpose of such action was to facilitate a claim prior to the expiration of the survival period set forth in this subsection (g) of Section 8 so that LaserSight could make an indemnification claim prior to the expiration of such period.

          (h) All representations  and warranties  contained in Sections 5.1 and
5.2 shall expire on the first anniversary of the Closing Date, and the indemnities set forth in Section 8.1(b)(i) hereof and all representations and warranties contained in Sections 5.3, 5.4, 5.5, 5.6, 5.7 and 5.8 shall expire on the fourth anniversary of the Closing Date, and after such dates LaserSight shall have no liability under the indemnification provisions of Section 8 hereof with respect to such Sections or otherwise have any liability under this Agreement or, except pursuant to Section 8.1(n), otherwise in connection with the transactions contemplated by this Agreement unless (i) with respect to other than third party claims, the Shareholders give written notice to LaserSight of the Shareholders' claim for any such liability, setting forth in reasonable detail the specific facts and circumstances pertaining thereto, on or before the first anniversary of the Closing Date or the fourth anniversary of the Closing Date, as applicable, and (ii) with respect to other than third party claims, if the Shareholders, or any Shareholder, does not satisfy such claim within 30 days after the giving of such notice, the Shareholders commence a legal action or proceeding against LaserSight with respect to such claim within 45 days after the giving of such notice. With respect to third party claims for which a Claims Notice has been sent, no indemnification or other liability shall be due or owing under Section 8 with respect to any Company Loss to the extent it (i) is a potential claim or cause of action which the Shareholders believe may be asserted rather than a Company Loss, claim, cause of action liability which has, in fact, been asserted, or (ii) is a Company Loss, claim cause of action or liability with respect to which the Shareholders, or any Shareholder, has taken action to accelerate the time period in which such matter is asserted, wherein a material purpose of such action was to facilitate a claim prior to the expiration of the survival period set forth in this subsection (h) of Section 8 so that the Shareholders could make an indemnification claim prior to the expiration of such period.

          (i) It is specifically understood and agreed that, except as provided in the last sentence of Section 8.1(k), in the event a misrepresentation or breach of warranty, covenant or agreement is discovered by a party hereto after the Closing, the remedy of such party shall be limited to indemnification as set forth in Section 8 hereof (as limited by the provisions set forth therein or elsewhere in this Agreement), which shall be such party's sole and exclusive remedy, and such party shall not be entitled to a rescission of this Agreement.

          (j) In the event that, notwithstanding the limitations contained in this Section 8 or elsewhere in this Agreement, any of the Shareholders becomes liable to LaserSight and/or Newco under the provisions of this Agreement or otherwise, the Shareholders shall be entitled to a credit or offset against any such liability of an amount equal to the value of any net tax benefit realized (by reason of a tax deduction, basis reduction, shifting of income, credits and/or deductions or otherwise) by LaserSight or Newco in connection with the loss or damage suffered by LaserSight or Newco which forms the basis of the Shareholders' liability hereunder. Such net tax benefit shall be calculated by LaserSight's independent certified public accountant utilizing, to the extent possible, generally accepted accounting principles.

          (k) Notwithstanding anything to the contrary contained in this Agreement, in the event that, notwithstanding the limitations contained in this
Section 8 or elsewhere in this Agreement, the Shareholders become liable to LaserSight and/or Newco pursuant to this Section 8 as a result of a misrepresentation or breach of a warranty, in no event shall the aggregate amount of such liability of the Shareholders (including all costs, expenses and attorneys' fees paid or incurred by the Shareholders in connection therewith or the curing of any and all misrepresentations or breaches of warranties under this Agreement) exceed the number which results from multiplying 65% times the total dollar amount received by the Shareholders pursuant to this Agreement. The total dollar amount received by the Shareholders pursuant to this Agreement shall be the sum of (i) all amounts paid to the Company or Shareholders in immediately available funds, and (ii) the dollar amount utilized to calculate the number of shares of LaserSight Common Stock actually issued pursuant to this Agreement, provided that until such time as the Shareholders are not required to pay liquidated damages pursuant to Section 2.2(b), only 36.3637% of the Closing Shares will be deemed to have been actually issued pursuant to this Agreement, provided further, once the Shareholders are no longer required to pay liquidated damages pursuant to Section 2.2(b), all of the Closing Shares will be deemed to have been actually issued pursuant to this Agreement and will be utilized to determine the Shareholders' indemnification obligations hereunder, whenever such obligations arose, including, without limitation, indemnification obligations which may have previously been limited due to less than all of the Closing
Shares being deemed to have been issued pursuant to this Agreement. Nothing contained herein shall limit LaserSight's or Newco's rights and remedies associated with a breach or nonperformance by the Shareholders or any Shareholder of an agreement or covenant contained in Sections 2.2(b), 2.5, 6.4(g), 6.4(h), 6.12, indemnities pursuant to Section 8.1(a)(ii) which relate to Sections 2.2(b), 2.5, 6.4(g), 6.4(h) or 6.12, or indemnities pursuant to Section 8.1(a)(iv).

          (l) Notwithstanding anything to the contrary contained in this Agreement or in the Articles of Merger, there shall be excluded from the assets acquired as a result of the merger, any debt, liability or obligation of, or claim the Company has or may have against, any past or present shareholder, director or officer of the Company.

          (m) Notwithstanding anything to the contrary contained in Section 7 or elsewhere in this Agreement, LaserSight and Newco shall not, except as otherwise expressly provided in subsection (e)(i) of this Section 8, have the right to elect not to close the transactions contemplated by this Agreement by reason of any misrepresentation or breach of warranty or covenant contained in this Agreement or otherwise if (i) the Shareholders shall have no liability therefor to LaserSight (or Newco) by reason of the provisions contained in this Section 8 or elsewhere in this Agreement, or (ii) the Shareholders undertake, at their sole cost and expense (but subject to the limitations and other provisions contained in this Section 8 or elsewhere in this Agreement), to promptly cure such misrepresentation or breach (and/or defend, settle, compromise and/or discharge any third party claim which forms the basis thereof) prior to the Closing. The Threshold Amount shall not be considered when determining whether the Shareholders have liability pursuant to subsection (i) of this Section 8.1(m) and determining the limitations on liability referred to in subsection
(ii) of this Section 8.1(m).

          (n) Notwithstanding anything to the contrary contained in this Agreement LaserSight's obligations pursuant to Sections 8.1(b)(ii)-(vi) shall survive the termination of this Agreement.

          (o) Notwithstanding anything to the contrary contained in this Agreement the Shareholders' obligations pursuant to Section 8.1(a)(ii) which relate to Sections 2.2(b), 2.5, 6.4(g), 6.4(h) or 6.12 and obligations pursuant to Sections 8.1(a)(iii)-(iv) shall survive the termination of this Agreement.

          (p) The parties agree that there will be no ability to offset amounts owed to a party pursuant to this Section 8 against amounts such party is required to pay pursuant to the terms of this Agreement, the Consulting Agreement, the Patent Purchase Agreement and other agreements executed in connection with the Closing.


SECTION 9.  GENERAL PROVISIONS.

          9.1 Survival of Provisions. The respective representations, warranties, covenants and agreements of each of the parties to this Agreement (except covenants and agreements which are expressly required to be performed and are performed in full on or prior to the Closing Date) shall survive the Closing Date and the consummation of the transactions contemplated by this Agreement, provided that the representations and warranties contained herein shall only survive until the times described in Sections 8.1(g) and 8.1(h), as applicable.

          9.2 Publicity. So long as this Agreement shall be in effect, none of the Company, the Shareholders nor LaserSight shall issue or cause the publication of any press release or other announcement with respect to this Agreement or the transactions contemplated hereby without the consent of the other party, which consent shall not be withheld where such release or announcement is required by applicable law.

          9.3 Successors and Assigns. This Agreement shall inure to the benefit of, and be binding upon, the parties hereto and their respective successors and assigns; provided, however, that no party shall assign or delegate this Agreement or any of the rights or obligations created hereunder without the prior written consent of the other parties. Notwithstanding the foregoing, LaserSight shall have the unrestricted right to assign this Agreement and all or any part of its rights hereunder and to delegate all or any part of its obligations hereunder to any affiliate of LaserSight, but in such event LaserSight shall remain fully liable as primary obligor for the performance of all of such obligations in the manner prescribed in this Agreement. Nothing in this Agreement shall confer upon any person, firm or corporation not a party to this Agreement, or the legal representatives of such person, firm or corporation, any rights or remedies of any nature or kind whatsoever under or by reason of this Agreement.

          9.4 Brokers and Finders. Each of parties represents and warrants to the other that he or it has not engaged any broker, finder or investment banker in connection with the transactions contemplated by this Agreement. Each of LaserSight and the Company agrees to indemnify and hold harmless the other against any brokerage fee, commission, finder's fee, or financial advisory fee due to any person, firm or corporation acting on his or its behalf in connection with the transactions contemplated by this Agreement.

          9.5 Expenses. Except as otherwise expressly provided in this Agreement, all legal and other fees, costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby shall be paid by the party incurring such fees, costs or expenses.

          9.6 Notices. Any notice required or permitted hereunder shall be given in writing and shall be effective for all purposes if hand delivered to the party designated below, sent via overnight delivery utilizing a nationally recognized overnight delivery service or placed in the United States mail, postage prepaid, addressed to the addresses set forth below, or to such other address and persons as shall be designated from time to time by any party hereto in a written notice to the other in the manner provided for in this paragraph. The notice shall be deemed to have been given upon deposit in the United States mail, postage prepaid, or at the time of delivery if hand delivered. A party receiving notice which does not comply with the technical requirements for notice under this paragraph may elect to waive any deficiencies and treat the notice as having been properly given.

                  1.       if to the Company or the Shareholders, to:

                                    Photomed, Inc.
                                    200 Mall Boulevard
                                    King of Prussia, Pennsylvania 19406

                           with a copy to:

                                    Blank Rome Comisky & McCauley
                                    Four Penn Center Plaza
                                    Philadelphia, Pennsylvania  19103
                                    Attn: Steven Dubow, Esq.

                              or, from and after
                              September 1, 1997:

                                    Blank Rome Comisky & McCauley
                                    One Logan Square
                                    Philadelphia, Pennsylvania  19103
                                    Attn: Steven Dubow, Esq.

                  2.       if to LaserSight, to:

                                    LaserSight Incorporated
                                    12161 Lackland Road
                                    St. Louis, Missouri 63146
                                    Attn:  Chief Executive Officer

                           with a copy to:

                                    Sonnenschein Nath & Rosenthal
                                    One Metropolitan Square
                                    Suite 3000
                                    St. Louis, Missouri 63102
                                    Attn:  Alan Bornstein, Esq.

          9.7 Entire Agreement. This Agreement, together with the exhibits hereto and the agreements contemplated hereby, represents the entire agreement and understanding of the parties with reference to the transactions set forth herein and no representations or warranties have been made in connection with this Agreement other than those expressly set forth herein or in the exhibits, certificates and other documents delivered in accordance herewith. This Agreement supersedes all prior negotiations, discussions, correspondence, communications, understandings and agreements between the parties relating to the subject matter of this Agreement and all prior drafts of this Agreement, all of which are merged into this Agreement.

          9.8 Waivers and Amendments. Each of LaserSight, the Company and the Shareholders, may by written notice to the other (a) extend the time for the performance of any of the obligations or other actions of the other; (b) waive any inaccuracies in the representations or warranties of the other contained in this Agreement; (c) waive compliance with any of the covenants of the other contained in this Agreement; (d) waive performance of any of the obligations of the other created under this Agreement; or (e) waive fulfillment of any of the conditions to his own obligations under this Agreement. The waiver by any party hereto of a breach of any provision of this Agreement shall not operate or be construed as a waiver of any subsequent breach. This Agreement may be amended, modified or supplemented only by a written instrument executed by the parties hereto.

          9.9 Severability. This Agreement shall be deemed severable, and the invalidity or unenforceability of any term or provision hereof shall not affect the validity or enforceability of this Agreement or of any other term or provision hereof.

          9.10 Article and Section Headings. The Article and Section headings contained in this Agreement are solely for convenience of reference and shall not affect the meaning or interpretation of this Agreement or of any term or provision hereof.

          9.11 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original and all of which together shall be considered one and the same agreement.

          9.12 Governing Law. This Agreement shall be governed by and construed in accordance with the laws of the State of Pennsylvania, without regard to such state's conflict of law provisions.

          9.13 LaserSight Venue. LaserSight hereby irrevocably and unconditionally consents and submits to the jurisdiction of Pennsylvania courts in connection with all actions, suits or proceedings filed by the Shareholders relating LaserSight's misrepresentation or breach of the terms of this Agreement. LaserSight irrevocably waives any objection it may have to the venue of any such action, suit or proceeding brought in such courts or the convenience of the forum and LaserSight irrevocably waives the right to proceed in any other jurisdiction. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of LaserSight therein described. LaserSight agrees that services of process in any action or proceeding hereunder may be made upon LaserSight by certified mail, return receipt requested to the address for notice set forth in Section 9.6.

          9.14 Shareholders Venue. Each of the Shareholders hereby irrevocably and unconditionally consents and submits to the jurisdiction of a court chosen by LaserSight from time to time which has legal jurisdiction as a matter of law, without reference to this Section 9.14, over any actions, suits or proceedings filed by LaserSight relating to any Shareholder's misrepresentation or breach of the terms of this Agreement, provided that in no event will a Shareholder be required to consent to the jurisdiction of a court which as a matter of law has legal jurisdiction other than the courts of Delaware, Missouri or Pennsylvania, provided further that if it is determined that none of the courts of Delaware, Missouri or Pennsylvania has jurisdiction, each Shareholder will consent to the jurisdiction of the courts of the state in which such Shareholder is then domiciled. Each of the Shareholders irrevocably waive any objection they may have to the venue of any such action, suit or proceeding brought in such courts or the convenience of the forum if venue exists as a matter of law or as a result of such Shareholder being domiciled in such jurisdiction and each Shareholder irrevocably waives the right to proceed in any other jurisdiction. Final judgment in any such action, suit or proceeding shall be conclusive and may be enforced in other jurisdictions by suit on the judgment, a certified or true copy of which shall be conclusive evidence of the fact and the amount of any indebtedness or liability of the Shareholders therein described. Each of the Shareholders agrees that services of process in any action or proceeding hereunder may be made upon such Shareholder by certified mail, return receipt requested to the address for notice set forth in Section 9.6.

          9.15 Third Party Beneficiary. Each Kremer Affiliate shall be a third party beneficiary of this Agreement solely in connection with those Sections of this Agreement pursuant to which LaserSight expressly owes an obligation to such Kremer Affiliate.




         IN WITNESS WHEREOF, the parties hereto have duly executed this Agreement and Plan of Merger as of the date and year first above written.

Company:                                LaserSight:

PHOTOMED, INC.                          LASERSIGHT INCORPORATED




By:  /s/ Frederic B. Kremer, M.D.       By: /s/ Michael R. Farris
     ----------------------------          -------------------------
Its:                                        Michael R. Farris
     ----------------------------           President/Chief Executive Officer


                                        Newco:

                                        PHOTOMED ACQUISITION, INC.


                                        By: /s/ Michael R. Farris
                                           -------------------------
                                            Michael R. Farris
                                            President

Kremer:                                 ASK:


/s/ Frederic B. Kremer, M.D.            /s/ Robert Satalof
----------------------------            -------------------------
Frederic B. Kremer, M.D.                Robert Satalof, Trustee for Alan Stewart
                                        Kremer, u/t/d December 27, 1991

LK:                                     MAK:


/s/ Linda Kremer                        /s/ Robert Satalof
----------------------------            -------------------------
Linda Kremer, M.D.                      Robert Satalof, Trustee for Mark Adam
                                        Kremer, u/t/d December 27, 1991